Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
AT&T Corp.:


We consent to the incorporation by reference, in the Registration Statement on Form S-8 of AT&T Corp., relating to the AT&T Senior Management Incentive Award Deferral Plan and the AT&T Deferred Compensation Plan for Non-Employee Directors, of our report, dated February 26, 2001, relating to the combined balance sheets of Liberty Media Group ("New Liberty" or "Successor") as of December 31, 2000 and 1999, and the related combined statements of operations and comprehensive earnings, attributed net assets, and cash flows for the year ended December 31, 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods), which appear as an exhibit to the Annual Report on Form 10-K/A, dated April 13, 2001, of AT&T Corp.

Our report dated February 26, 2001 refers to the fact that the financial statements should be read in conjunction with the consolidated financial statements of AT&T Corp.

Our report contains an explanatory paragraph that states that effective March 9, 1999, AT&T Corp., owner of the assets comprising New Liberty, acquired Tele-Communications, Inc., the owner of the assets comprising Old Liberty, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.




                                                KPMG LLP


Denver, Colorado
May 25, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
AT&T Corp.:


We consent to the incorporation by reference, in the Registration Statement of AT&T Corp., relating to the AT&T Senior Management Incentive Award Deferral
Plan and the AT&T Deferred Compensation Plan for Non-Employee Directors , of our report, dated March 9, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of AT&T Corp., dated March 28, 2001.


                                                KPMG LLP


Denver, Colorado
May 25, 2001